SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 26, 2016

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-3525	New York	13-4922640
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

American Electric Power Company, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) on April 26, 2016 in Columbus, Ohio. At the Annual Meeting, the shareholders approved three proposals.  The proposals are described in detail in the Proxy Statement.

Proposal 1

The Company’s shareholders elected twelve individuals to the Board of Directors (the “Board”) as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Nicholas K. Akins	327,230,449	12,963,014	4,054,563	83,782,874
David J. Anderson	341,403,261	1,610,854	1,233,429	83,782,874
J. Barnie Beasley, Jr.	341,446,593	1,608,235	1,193,069	83,782,874
Ralph D. Crosby, Jr.	340,445,498	2,627,508	1,175,020	83,782,874
Linda A. Goodspeed	339,330,027	3,808,472	1,109,527	83,782,874
Thomas E. Hoaglin	337,675,857	5,381,878	1,189,340	83,782,874
Sandra Beach Lin	340,878,410	2,276,043	1,093,573	83,782,874
Richard C. Notebaert	340,476,932	2,578,081	1,193,013	83,782,874
Lionel L. Nowell III	337,992,225	5,074,638	1,181,034	83,782,874
Stephen S. Rasmussen	340,707,957	2,333,716	1,206,233	83,782,874
Oliver G. Richard, III	340,347,319	2,511,190	1,389,109	83,782,874
Sara Martinez Tucker	340,747,874	2,349,513	1,146,773	83,782,874

Proposal 2

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year as set forth below:

Votes For	Votes Against	Abstentions
422,951,926	3,884,188	1,194,857

Proposal 3

The Company’s shareholders approved the advisory vote on executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
323,633,845	17,384,104	3,229,998	83,782,874

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title:	Assistant Secretary

April 27, 2016